UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2021

Esperion Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150
Ann Arbor, MI
(Address of principal executive offices)

48108
(Zip Code)

Registrant’s telephone number, including area code: (734) 887-3903

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESPR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Medical Officer

On June 28, 2021, Esperion Therapeutics, Inc. (the “Company”) announced the appointment of JoAnne Micale Foody, MD, FACC, FAHA as the Company’s Chief Medical Officer pursuant to the terms of an employment agreement with Dr. Foody (the “Foody Agreement”), effective as of June 28, 2021 (the “Start Date”).

Dr. Foody, 56, joins the Company after six years with Johnson & Johnson, where she served in roles of increasing responsibility within its Janssen Pharmaceutical Company. Prior to that, she worked at Merck Research Labs as its Global Director Scientific Affairs of both the Cardiovascular and Metabolism Therapeutic Areas, formulating external engagement, franchise strategy and leading compound candidate selection through proof of concept to clinical practice. Prior to joining the therapeutics industry, Dr. Foody spent over two decades in academic cardiology and is a known international expert in preventive cardiology having held professorships at both Yale and Harvard Medical Schools. Dr. Foody received her undergraduate degree from Princeton University and a medical degree from the Pritzker School of Medicine, University of Chicago. Dr. Foody completed her medical training at Brigham and Women’s Hospital in Boston and her Fellowships in General Cardiology and Preventive Cardiology at the Cleveland Clinic Foundation in Cleveland.

Pursuant to the terms of the Foody Agreement, Dr. Foody is entitled to an annual base salary of $505,000. Commencing in calendar year 2021, Dr. Foody will also be eligible to be considered for annual bonus targeted at 45% of her base salary (the “Target Bonus”), subject to the CEO’s assessment of her performance as well as business conditions of the Company. Dr. Foody will also be eligible to receive a one-time sign-on bonus of $100,000, payable in two equal installments, subject to her continued employment in good standing with the Company on the payment dates. Pursuant to the terms of the Foody Agreement, Dr. Foody will receive (i) an option to purchase 88,692 shares of the Company’s common stock, and (ii) 62,528 restricted stock units, each of which will vest over four years in accordance with the terms and conditions of the Company’s Stock Option and Incentive Plan, as may be amended, and the applicable stock option and restricted stock unit agreements.

Dr. Foody is eligible to participate in the Company’s employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to the terms of the Foody Agreement, if Dr. Foody’s employment is terminated, within the twelve (12) month period commencing with a Sale Event (as defined in the Foody Agreement), by the Company other than for Cause (as defined the Foody Agreement) or by Dr. Foody for Good Reason (as defined in the Foody Agreement ), subject to Dr. Foody’s signing the separation agreement and release and the separation agreement and release becoming irrevocable, she will be entitled to receive: (a) an amount equal to the sum of (i) one (1) times her base salary in effect immediately prior to the termination (or her base salary in effect immediately prior to the Sale Event, if higher), and (ii) her Target Bonus; and (b) if she was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a lump sum cash payment in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to her if she had remained employed by the Company for twelve months after the date of termination. However, in the event that Dr. Foody’s employment is terminated, at any time other than during the twelve (12) month period commencing with a Sale Event, by the Company other than for Cause, subject to her signing the separation agreement and release and the separation agreement and release becoming irrevocable, Dr. Foody will be entitled to receive: (a) an amount equal to nine (9) months of her annual base salary in effect immediately prior to the termination; and (b) if she was participating in the Company’s group health plan immediately prior to the date of termination and elects COBRA health continuation, a monthly cash payment for nine (9) months or her COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Dr. Foody if she had remained employed by the Company.

In connection with Dr. Foody’s appointment as Chief Medical Officer, she will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-188595) filed with the Securities and Exchange Commission (“SEC”) on May 14, 2013. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Foody for some expenses, including all reasonable attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by Dr. Foody in third-party proceedings arising out of her service as one of the Company’s officers.

Dr. Foody has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Foody and any other person pursuant to which she was appointed as an officer of the Company.

In connection with Dr. Foody’s appointment, effective as of June 28, 2021, the Board of Directors of the Company (the “Board”) designated Dr. Foody as an “executive officer” of the Company as such term is defined under Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “officer” as such term is defined under Rule 16a-1(f) of the Exchange Act.

The foregoing summary of the Foody Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Foody Agreement, a copy of which is attached as Exhibit 10.1.

Change in Officer Designation

In connection with the appointment of Dr. Foody as the Company’s Chief Medical Officer, as described above, the Board determined that, as of June 28, 2021, the duties and responsibilities of Ashley Hall have evolved such that she is no longer an “executive officer” of the Company as such term is defined under Rule 3b-7 under the Exchange Act, or an “officer” as such term is defined under Rule 16a-1(f) of the Exchange Act. Ms. Hall remains employed by the Company and her title has been changed from Chief Development Officer to Chief Regulatory Officer.

Item 7.01. Regulation FD Disclosure.

On June 28, 2021, the Company issued a press release announcing the appointment of Dr. Foody as the Company’s Chief Medical Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 28, 2021, furnished herewith
10.1	Employment Agreement, dated June 28, 2021, by and between Esperion Therapeutics, Inc. and JoAnne Foody.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2021	Esperion Therapeutics, Inc.

	By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President and Chief Executive Officer

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